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                                                            EXHIBIT 10.75

[CARVILL AMERICA LETTERHEAD]

6 February 1995
Carvill America
Prudential Plaza
180 North Stetson Avenue
Suite 5100
Chicago, Illinois 60601

                       REINSURANCE COVER NOTE: 95/0640/IL

This is to certify that, in accordance with your instructions, we have effected the following placement. Please examine this Cover Note carefully and advise us immediately if it is in any way incorrect or does not otherwise meet your requirements.

REASSURED:               ALPINE INSURANCE COMPANY, Chicago, Illinois and its
                         subsidiary, affiliated or associated companies, in respect of business administered and serviced by TCO
                         Insurance Services Inc. of Chicago, Illinois.

PERIOD: Contract from 1st January 1995 to 31st December 1995, both days inclusive, in respect of claims made on risks attaching during the period hereof.

                         At the termination hereof, in force business shall run off until expiration, cancellation or next premium anniversary of such business, whichever occurs first, but not to exceed 12 months plus "odd time", not to exceed 18 months in all, from the date of Termination. The foregoing shall not apply however to:

                         a) policies providing "discovery period" coverage - then run off shall be until the natural expiration of such coverage period except where governed by state regulations in which case the coverage period shall be contained to the number of years required by such regulations.

                         b) policies the Reassured is unable to cancel or non renew by virtue of state regulations - then coverage shall be afforded hereunder until the first opportunity the Reassured is permitted to cancel or non renew such policies. If such coverage is granted under the renewal of this contract, then these policies will attach to the renewal contract at their next premium anniversary date after 31st December 1995.

TYPE:                    EXCESS OF LOSS REINSURANCE TREATY

CLASS: Architects and Engineers Professional Liability Policies underwritten and declared by TCO Insurance Services Inc. of Chicago, Illinois, (the "Manager").
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[CARVILL AMERICA LETTERHEAD]

LIMITS: To pay up to US$1,750,000 Ultimate Net Loss, each and every loss, each insured.

                         EXCESS OF

                         US $250,000 Ultimate Net Loss, each and every loss, each insured.

                         Subject to an aggregate limit of liability to Reinsurers hereon for contract period equivalent to:

                         130% of the sum of:

                         1. The Subject Gross Net Written Premium Income derived from limits up to $1,000,000 and,

                         2. The Original Gross Written Premium derived from limits greater than $1,000,000 up to $2,000,000.

                         OR

                         $6,000,000, whichever the greater, for the contract period.

PREMIUM:                 A)   Applicable to the Gross Net Written Premium
                              derived from limits up to $1,000,000.

                              Provisional Premium payable to Reinsurers within 45 days after the close of each calendar quarter at the Provisional Rate of 12.5% of the Subject Gross Net Written Premium Income.

                              Final Adjusted Premium hereunder to be the amount arrived at by adding 110% of the Incurred Loss Cost up to the first $750,000 of Ultimate Net Loss hereunder (including Loss Adjustment Expenses and/or any Judgement in Excess of Policy Limits awards and/or Extra-Contractual Obligations awards) for the period to an amount equal to 8% of the subject Gross Net Written Premium Income for the period. The premium adjustment for the period to be calculated at 31st December, 1996 and annually thereafter until all liability hereunder has been exhausted.

                              However the final premium developed as above shall not exceed a maximum rate of 32.4% of the subject Gross Net Written Premium Income for the contract period.

                              Subject Gross Net Written Premium Income to be the Reassured's original gross premium for limits of up to US$1,000,000.


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[CARVILL AMERICA LETTERHEAD]

                         B) Applicable to the Original Gross Written Premium derived from Limits greater than $1,000,000 up to $2,000,000.

                              Original Net Premium for policies issued with limits greater than $1,000,000. Written Premium Basis. To be not less than 35% of Premium deriving from underlying $1,000,000 limits.

                              Reassured to submit Quarterly Premium Accounts and settlement within 45 days of the close of each quarter.

                              Original Net Premium = Original Gross Premium Less 30% Ceding Commission. (Any amendments thereto to be agreed by Underwriters).

DEDUCTIONS:              A)   1% Federal Excise Tax where applicable.

                         B)   1% Federal Excise Tax where applicable.

GENERAL:                 Ultimate Net Loss Clause, including costs, and/or
CONDITIONS               Extra-Contractual Obligations, and/or awards in excess
                         of original policy limits. Such awards shall be fully covered hereunder in addition to the limit hereof, but not exceeding one further limit of US$1,750,000.
                         It is further understood that for the purpose of calculating any recoveries hereunder, the Ultimate Net
                         Loss may include the original policy deductible until such deductible is paid to the Reassured by the original insured, when the Ultimate Net Loss shall be reduced to the benefit of Reinsurers hereon.

                         Net Retained Lines Clause.

                         Reassured may purchase Reinsurance protection in respect of the underlying, which will be disregarded for the purposes of this contract.
                         Notice of Loss and Loss Settlements Clause.
                         Extra-Contractual Obligations Clause.
                         Excess of Original Policy Limits Clause.
                         Off Set Clause (Reinsurance). (This Contract only.) Insolvency Clause.
                         Inspection Clause.
                         Arbitration Clause.
                         Service of Suit Clause - NMA 1998.

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[CARVILL AMERICA LETTERHEAD]

                         Nuclear Incident Exclusion Clause - Liability - Reinsurance - U.S.A. Commutation clause, at Reassured's option, 12 months after expiry of contract period, or at any time thereafter. Basis and wording to be agreed by Underwriters.
                         Exclusion of Seepage and Pollution - each original policy to contain a Seepage and Pollution Exclusion to be agreed by Underwriters. Subject to the limits hereof, Reinsurers to follow any liability of the Reassured arising from the interpretation of said policy exclusion.

                         Excluding all Firms with rateable billings excess US$7,500,000 unless specially agreed by Underwriters. Carvill America Intermediary Clause. All Reinsurers hereon must comply with Section 173.1 of The Illinois Insurance Code entitled "Credit For Reinsurance".

                         Several Liability Notice
                         The subscribing reinsurers' obligations under contracts of reinsurance to which they subscribe are several and not joint and are limited solely to the extent of their individual subscriptions. The subscribing reinsurers are not responsible for the subscription of any co-subscribing reinsurer who for any reason does not satisfy all or part of its obligations. - Ref. LSW 1001 (Reinsurance).



WORDING:                 Wording and Exclusions to be agreed by Underwriters.

HEREON:                  100% of the above LIMIT and PREMIUM.

EFFECTED WITH:           LLOYD'S UNDERWRITERS
                         London, England.


                                CARVILL AMERICA

                                William Shackleton
                                Senior Vice President

Accepted By:                    [sig]
                         -----------------------------

Dated:                     February 7, 1995
                        ------------------------------

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[CARVILL AMERICA LETTERHEAD]

                              MEMORANDUM OF INTENT
           ATTACHING TO ALPINE INSURANCE CO ARCHITECTS AND ENGINEERS
                                 EXCESS OF LOSS
                               REINSURANCE TREATY


950640IL In the event that TCO Insurance Services Inc. of Chicago, Illinois (the Manager) wishes to utilise an additional Issuing Carrier, subject to the approval of such additional carrier by the Leading Underwriter only, TCO Insurance Services Inc. will have the option to adopt the following procedure:

                         The "Reassured" hereon will be amended to read as follows:

                         Reassured: Alpine Insurance Company, Chicago, Illinois and its subsidiary, affiliated or associated companies, and XYZ Ins Co, in respect of business administered and serviced by TCO Insurance Services Inc.

                         The inclusion of any additional carrier to be agreed by Underwriters. Approval of all necessary wording establishing the contractual relationship between the additional carrier and TCO Insurance Services Inc. also to be agreed by Underwriters prior to the inclusion of said additional carrier.

INFORMATION:             The agreement previously granted by Reinsurers hereon
                         (as per Memorandum dated 13th June 1991) is maintained subject to the application of the above Memorandum of Intent.